Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Building 1, 14621 Kirby Drive, Pearland, Texas 77047
Building 2, 11555 North Spectrum Boulevard, Pearland, Texas 77047

ARTICLE 1: PROPERTY/PURCHASE PRICE

1.1 Certain Basic Terms.

(a) Purchaser and Notice Address:	Applied Optoelectronics, Inc., a Delaware corporation 13139 Jess Pirtle Boulevard Sugar Land, Texas 77478 Attn: Ray Du Email: Ray_Du@ao-inc.com

(b) Seller and Notice Address:	SRPF D/Kirby Industrial, L.P., a Delaware limited partnership Attn: Mustafa Ali 2001 Ross Avenue, Suite 400 Dallas, Texas 75201 Email: mustafa.ali@streamrealty.com

With a copy to:	Munsch Hardt Kopf & Harr, P.C. Attn: Mark S. Biskamp 700 Milam Street, Suite 800 Houston, TX 77002 Email: mbiskamp@munsch.com

(c) Date of this Agreement:	The latest date of execution by Seller and Purchaser, as shown on the signature page hereto.

(d) Purchase Price:	Fifty-Eight Million Four Hundred Twenty-Eight Thousand Six Hundred Twelve and 00/100 Dollars ($58,428,612.00)

(e) Deposit:	One Million One Hundred Sixty-Eight Thousand Five Hundred Twelve and 00/100 Dollars ($1,168,512.00). The definition of “Deposit” includes any interest earned thereon.

(f) Due Diligence Period:	The period expiring on the Date of this Agreement.

(g) Closing Date:	April 17, 2026; however, Purchaser shall have the option to accelerate Closing by sending Seller written notice to that effect at least five (5) business days before Purchaser’s desired Closing Date.

(h) Title Company:	Fidelity National Title Insurance Company Attn: Tara Prentiss 1900 West Loop South, Suite 100 Houston, Texas 77027 Email: tara.prentice@fnf.com

(i) Broker:	CBRE and Stream Realty Partners – Houston, L.P.

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1.2 Property. Subject to the terms of this Purchase and Sale Agreement (this “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the “Property”):

(a) The real property described in Exhibit A attached hereto, together with the buildings and improvements thereon (the “Improvements”), and without warranty (whether statutory, express, or implied), all rights, easements and appurtenances thereto (the “Real Property”).

(b) All of Seller’s right, title and interest in and to any and all fixtures, furniture, equipment, and other tangible personal property owned by Seller and presently located on the Real Property (the “Personal Property”), but excluding: (i) if the Personal Property includes computer hardware, any software installed therein.

(c) All of Seller’s right, title and interest, in and to any and all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”): (i) licenses, and permits relating to the operation of the Real Property, and (ii) if still in effect, guaranties and warranties received by Seller from any non-Seller affiliated contractor, manufacturer or other person in connection with the construction or operation of the Property.

(d) All of Seller’s right, title and interest, in and to the following, to the extent assignable and without warranty: (i) Standard Form of Agreement between Owner and Contractor where the basis of payment is a stipulated sum, AIA Document A101-2017 dated April 28, 2025 (the “Construction Contract”), between Seller and EE Reed Construction, L.P. (the “Contractor”), and (ii) Standard Form of Agreement between Owner and Architect, AIA Document B101-2017 dated January 8, 2024 (the “Architect Agreement”), between Seller and Ware Malcomb (the “Architect”).

1.3 Deposit. Within three (3) business days after the Date of this Agreement, Purchaser will deposit with the Title Company, in cash, the Deposit. If Purchaser shall fail to timely deposit the Deposit with the Title Company, Seller shall have the right to terminate this Agreement until Purchaser’s deposit of the Deposit with the Title Company. The Deposit shall be non-refundable to Purchaser at the expiration of the Due Diligence Period, except as otherwise expressly set forth in this Agreement. At Closing, the Deposit shall be applied to the Purchase Price. Otherwise, the Deposit shall be delivered to the party entitled to receive the Deposit in accordance with this Agreement.

1.4 Independent Contract Consideration. Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of the Deposit (the “Independent Consideration”) shall be paid to Seller upon any termination of this Agreement, it being the intent of the parties that the Independent Consideration is independent of any other consideration provided under this Agreement, shall be fully earned by Seller upon the Date of this Agreement, and is not refundable to Purchaser under any circumstances. Accordingly, and notwithstanding anything else in this Agreement to the contrary, if this Agreement is terminated pursuant to a right of termination in this Agreement and such provision calls for the Deposit to be returned to Purchaser, such provision shall be deemed to read “the Deposit, less the Independent Consideration”, which Independent Consideration shall be released to Seller, and the balance of the Deposit shall be returned to Purchaser.

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ARTICLE 2: INSPECTIONS

2.1 Property Information. Seller shall make available to Purchaser within five (5) business days after the Date of this Agreement the information listed on Exhibit B attached hereto (“Property Information”) to the extent in Seller’s possession. Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, the Purchaser Related Parties (as defined herein) or Purchaser’s lender, will be treated by Purchaser, the Purchaser Related Parties and Purchaser’s lender as confidential (subject to the provisions of Section 11.2), and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished, and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. This provision shall survive the Closing or any termination of this Agreement.

2.2 Inspections. Subject to the provisions of Section 2.3 below, during the Due Diligence Period and continuing through the Closing Date, Purchaser shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Property, books and records maintained by Seller or its agents relating to the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, hazardous substances, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and all other information pertaining to the Property. Without representation or warranty, Seller shall reasonably cooperate in Purchaser’s review and provide Purchaser with the opportunity to review financial reports and other third-party inspection reports and similar materials in Seller’s possession relating to the Property (excluding appraisals, attorney-client privileged materials, internal valuations or similar proprietary materials that may be in Seller’s possession).

2.3 Conduct of Inspections.

(a) Inspections in General. During the Due Diligence Period and continuing through the Closing Date, Purchaser, and its representatives shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured on its commercial general liability policy and with an insurer and insurance limits (minimum $2,000,000) and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least twenty-four (24) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Purchaser and its representatives during any inspection activities performed by Purchaser and its representatives on the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND SELLER’S PARTNERS, MEMBERS AND THEIR RESPECTIVE PARTNERS, MEMBERS, SHAREHOLDERS, DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS, CONTRACTORS, SUCCESSORS AND ASSIGNS (“SELLER RELATED PARTIES”) AND THE PROPERTY FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, CLAIMS, LIENS OR LIABILITIES, INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES (COLLECTIVELY, “CLAIMS”), ARISING OUT OF OR IN CONNECTION WITH ANY ENTRY OR INSPECTIONS PERFORMED BY PURCHASER OR ITS REPRESENTATIVES, EVEN IF SUCH CLAIMS ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OR STRICT LIABILITY OF ANY SELLER RELATED PARTY, BUT NOT TO THE EXTENT SUCH CLAIMS ARISE OUT THE DISCOVERY BY PURCHASER OR ITS REPRESENTATIVES OF EXISTING PROPERTY CONDITIONS, UNLESS AND EXCEPT IF PURCHASER OR ITS REPRESENTATIVES EXACERBATE SUCH CONDITIONS, OR ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH SELLER RELATED PARTY. This indemnity shall survive the Closing or any termination of this Agreement for a period of one (1) year.

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(b) Environmental Inspections. The inspections permitted under Section 2.2 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. Upon request of Seller, Purchaser shall deliver to Seller copies of any Phase I, Phase II or other environmental report to which Seller consents as provided above.

(c) Contact with Governmental Authorities. Except as provided below, Purchaser shall not contact any governmental authority having jurisdiction over the Property without Seller’s prior written consent. Seller’s consent shall not be required with respect to a customary and reasonable Phase I environmental audit and code compliance review of the Property or contacting a governmental authority in connection with obtaining customary zoning and building code compliance information relating to the Property except for any telephonic or face-to-face meetings with governmental officials.

2.4 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the Due Diligence Period, and returning the Property Information to Seller. Provided Purchaser is not in default hereunder, Seller shall authorize the Title Company to refund the Deposit to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement.

2.5 Purchaser’s Reliance on its Investigations. Purchaser acknowledges and agrees that (a) the Property is being sold, and Purchaser accepts possession of the Property on the date of Closing, “AS IS, WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price; (b) except for Seller’s representations and warranties in Section 8.1 (“Seller’s Warranties”), neither Seller nor any Seller Related Party has or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Purchaser with respect to the Property, any matter set forth, contained or addressed in the documents delivered to Purchaser in connection with the Property (including, but not limited to, the accuracy and completeness thereof) or the results of Purchaser’s due diligence; and (c) Purchaser has confirmed independently all information that it considers material to its purchase of the Property or the transaction contemplated hereby. Purchaser specifically acknowledges that, except for Seller’s Warranties, Purchaser is not relying on (and Seller, for itself and on behalf of the Seller Related Parties, does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, as to: (1) the operation of the Property or the income potential, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose; (2) the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including hazardous materials, lot size, or suitability of the Property or any component thereof for a particular purpose; (3) the presence or absence, location or scope of any hazardous substances and hazardous materials in, at, about or under the Property; (4) whether the appliances, if any, plumbing or utilities are in working order; (5) the habitability or suitability for occupancy of any structure or the quality of its construction; (6) whether the Improvements are structurally sound, in good condition, or in compliance with applicable laws; (7) the accuracy of any statements, calculations or conditions stated or set forth in Seller’s or the Seller Related Parties’ books and records concerning the Property or set forth in any offering materials with respect to the Property; (8) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property; (9) the operating performance, the income and expenses of the Property or the economic status of the Property; (10) the ability of Purchaser to obtain any and all necessary governmental approvals or permits for Purchaser’s intended use and development of the Property; AND (11) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property. Purchaser further acknowledges and agrees that, except for Seller’s Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or the Seller Related Parties, and Purchaser, for itself and for its successors and assigns, hereby specifically waives and releases Seller and each Seller Related Party from any such duty that otherwise might exist.

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Except for the Seller’s Warranties, Purchaser, for itself and its partners, members, shareholders, directors, officers, affiliates, agents, contractors, employees, and their respective successors and assigns (“Purchaser Related Parties”), hereby releases Seller and each Seller Related Party from, and waives all claims and liability against Seller and each Seller Related Party for or attributable to, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller or Seller Related Parties to Purchaser or any of the Purchaser Related Parties; and (b) any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (i) all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property; (ii) all losses, costs, claims, liabilities, expenses, demands and obligations relating to the release of or the presence, discovery or removal of any HAZARDOUS SUBSTANCES OR hazardous materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property, OR COMMON LAW; and (iii) any tort claims made or brought with respect to the Property or the use or operation thereof.

The provisions of this Section 2.5 shall survive the Closing or termination of this Agreement.

ARTICLE 3: TITLE AND SURVEY REVIEW

3.1 Title Documents. Within three (3) business days after the Date of this Agreement, Seller will provide to Purchaser a commitment for title insurance (“Title Commitment”) for the Property from the Title Company.

3.2 Survey. Purchaser may order any recertification of survey or new survey of the Property (the “Survey”).

3.3 Title Objections. Purchaser will have until the expiration of the Due Diligence Period to examine title to the Property and the Survey and in Purchaser’s discretion to object, by delivery of a notice of objections to Seller, to any exceptions to title disclosed on the Title Commitment and to any matters disclosed on the Survey (“Exceptions”). Upon receipt of such objections from Purchaser, Seller may, but is under no obligation to, remove or agree to remove the objectionable Exceptions, except Seller agrees to cause to be removed at Closing any mortgages, deeds of trust, mechanic's liens, or other monetary liens recorded against the Property created by, through or under Seller (“Monetary Liens”). If Seller or Title Company does not (or does not agree to) remove or insure over (without payment of additional premium) the objectionable exceptions on or before the expiration of the Due Diligence Period, Purchaser may terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period. If Purchaser fails to terminate this Agreement, the Exceptions and all other matters otherwise affecting title to the Property, except Monetary Liens and those matters Seller and/or Title Company has removed, insured over or agreed to remove or insure over, will constitute the “Permitted Exceptions”.

3.4 Title Updates. If any supplemental title report or update issued subsequent to the date of the Title Commitment contains exceptions (“New Exceptions”) other than those in the Title Commitment, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have not less than ten (10) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such ten (10) day period and for five (5) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to remove or insure over the objectionable New Exceptions. If, within the ten (10) day period, Seller or Title Company does not (or does not agree to) remove or insure over the objectionable New Exceptions, then Purchaser may terminate this Agreement by written notice to Seller no later than five (5) days following expiration of the ten (10) day cure period. If Purchaser terminates this Agreement, the Deposit will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except those that expressly survive termination of this Agreement). If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except Monetary Liens and those Seller and/or Title Company has removed or insured over or agreed to remove or insure over) will be included as Permitted Exceptions.

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ARTICLE 4: OPERATIONS AND RISK OF LOSS

4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as Seller did before the date of this Agreement and maintain in full force and effect its existing insurance coverage (or reasonably equivalent coverage) for the Property. During the pendency of this Agreement, Seller shall not encumber the Property (except to modify its existing loan prior to Closing) or initiate or consent to any action with respect to zoning or other Property entitlements.

4.2 Service Contracts. On or before Closing, Seller agrees to terminate, at Seller’s expense, all service agreements to which Seller is a party with respect to the Property, and Purchaser shall not assume such Service Agreements.

4.3 Leases. After the Date of this Agreement, Seller shall not enter into new leases affecting the Property without obtaining Purchaser’s prior written consent.

4.4 Re-Caulking. Prior to Closing, Seller shall complete re-caulking around joints in replaced panels in the Improvements.

4.5 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within five (5) business days after Purchaser is notified by Seller of the damage or taking, in which event the Deposit shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage (or, in the case of a taking, the affected portion of the Property) is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds not applied to the repair of the Property prior to Closing that may thereafter be made for such damage or destruction, and, if an insured casualty, Seller shall pay or credit to Purchaser the amount of any deductible (but not to exceed the amount of the loss). In the event a non-material damage occurs and Seller is unable to obtain the insurer’s written and binding approval of assignment of insurance claims and proceeds before the Closing Date, notwithstanding the foregoing to the contrary, Purchaser may terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser. For the purposes of this Section 4.5, the phrases “material damage” and “materially damaged” means damage reasonably exceeding $1,000,000 to repair, and a “material portion” means a portion exceeding $1,000,000 in value or that will have a material and adverse effect on the access to or the value, use or operation of the Real Property. The provisions of this Section 4.5 supersede the provisions of any applicable laws with respect to the subject matter of this Section 4.5.

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ARTICLE 5: CONDITIONS PRECEDENT

5.1 Purchaser’s Conditions. Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a) Performance. Seller’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Seller’s express representations and warranties in this Agreement as of the Closing Date, unless such representations and warranties have changed by reason of facts or circumstances which pursuant to the terms of this Agreement are permitted to have occurred, and subject to Section 9.3(b) below.

(b) Title Insurance. Upon payment of the applicable premium, the Title Company shall unconditionally agree to issue a Texas standard form owner’s policy of title insurance in accordance with the Title Commitment (together with all endorsements that the Title Company indicated it would issue therewith during the Due Diligence Period as evidenced by a Title Policy pro forma issued by the Title Company during the Due Diligence Period and provided by Purchaser to Seller prior to the expiration of the Due Diligence Period) (the “Title Policy”), with liability in the amount of the Purchase Price, insuring that fee title vests in the Purchaser subject only to the Permitted Exceptions and the standard exceptions and exclusions from coverage contained in such policy, except that (i) the exceptions for rights of parties in possession and tenants in possession shall be deleted, (ii) the standard exception for taxes shall be limited to the year in which Closing occurs (if such taxes are not yet due and payable; otherwise, such due and payable taxes shall be paid at or before Closing) and subsequent years, and (iii) all matters set forth on Schedule C of the Title Commitment which are required to be satisfied by Seller shall be deleted.

(c) Environmental Condition of the Property. As of the Closing Date, there shall have been no material adverse change in the environmental condition of the Property from the condition of the Property as of the end of the Due Diligence Period.

5.2 Seller’s Conditions. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a) Performance. Purchaser’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

5.3 Failure or Waiver of Conditions Precedent. Without limiting the rights of the parties in Sections 9.1 and 9.2 below (as applicable), in the event any of the conditions set forth in Sections 5.1 or 5.2 are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall terminate except those that expressly survive any termination. Either party may, at its election, at any time on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 5.1 and 5.2 above. In the event this Agreement is terminated as a result of any condition set forth in Section 5.1, Purchaser shall be entitled to a refund of the Deposit, unless Purchaser is in default, in which case Section 9.1 shall apply. In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive the Closing, of which Purchaser had actual knowledge as of the Closing.

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ARTICLE 6: CLOSING

6.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the Title Company. Upon completion of the deliveries pursuant to Sections 6.2 and 6.3, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement.

6.2 Seller’s Deliveries in Escrow. On or before the Closing Date (as the same may be extended as provided herein), Seller shall deliver in escrow to the Title Company the following:

(a) Deed. A Special Warranty Deed in the form attached hereto as Exhibit C (the “Deed”), executed and acknowledged by the Seller;

(b) Assignment and Bill of Sale. An Assignment and Bill of Sale with respect to the Property in the form attached hereto as Exhibit D (the “Assignment”), executed by the Seller;

(c) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit E, executed by Seller;

(d) Owner’s Affidavit. An owner’s affidavit in the form attached hereto as Exhibit F, executed by Seller;

(e) Statutory Water Code Notice. The Statutory Water Code Notice (hereinafter defined), executed and acknowledged by Purchaser;

(f) Assignment of Consent to Encroachment and License Agreement. An Assignment of Consent to Encroachment and License Agreement in the form of Exhibit H attached hereto, executed and acknowledged by Seller (the “Assignment of Consent to Encroachment and License Agreement”); and

(g) Additional Documents. Any additional documents that Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3 Purchaser’s Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Title Company the following:

(a) Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Title Company in immediate, same-day federal funds wired for credit into the Title Company’s escrow account;

(b) Assignment. The Assignment, executed by Purchaser;

(c) Statutory Water Code Notice. The Statutory Water Code Notice, executed and acknowledged by Purchaser;

(d) Assignment of Consent to Encroachment and License Agreement. The Assignment of Consent to Encroachment and License Agreement, executed and acknowledged by Purchaser; and

(e) Additional Documents. Any additional documents that Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

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6.4 Statutory Water Code Disclosure. Purchaser hereby agrees and acknowledges that the Property is located in a district of the type described in Section 49.452 of the Texas Water Code, which district has promulgated a statutory notice (the “Statutory Water Code Notice”) that describes the tax rate, bonded indebtedness or standby fee of such district. The Statutory Water Code Notice for the Property is attached hereto as Exhibit G. Execution of this Agreement by the parties shall be deemed to constitute their execution of the Statutory Water Code Notice and Purchaser’s acknowledgment of receipt of the Statutory Water Code Notice prior to execution of a binding contract for purchase of the Property. Seller and Purchaser shall also execute, acknowledge and deliver to Closing a disclosure in substantially the form of the Statutory Water Code Notice.

6.5 Roof Warranties Transfers. Seller agrees to reasonably cooperate with Purchaser to coordinate the following roof warranties to be transferred from Amrize Building Envelope LLC to Purchaser after Closing: Building 1 (Warranty No: 700489068) and for Building 2 (Warranty No: 700489069); provided Purchaser shall be responsible for any costs related to such transfers (including any inspection costs or transfer fees).

6.6 Closing Statement/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Title Company an executed closing statement consistent with this Agreement in the form required by the Title Company.

6.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the Permitted Exceptions.

6.8 Post-Closing Deliveries. Immediately after the Closing (which obligation shall survive the Closing), Seller shall deliver the following, to the extent in Seller’s possession: all keys, combinations and pass cards, if any, used in the operation of the Property; the “as-built” plans and specifications of the Improvements and operating manuals provided to Seller by the contractor or by manufacturers or installers of any element or system in the Improvements.

6.9 Closing Costs. At Closing, Seller shall pay the basic premium for the Title Policy, the cost of recording the Deed, and one-half of any escrow fees. At Closing, Purchaser shall pay the cost of any extended title coverage and any endorsements to the Title Policy, the cost of any update to the Survey ordered by Purchaser, and one-half of any escrow fees. Each party shall pay its own attorneys’ fees.

6.10 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

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ARTICLE 7: PRORATIONS

Prorations and adjustments with respect to the Property shall be made as of the Closing Date as set forth in this Article 7.

7.1 Prorations. All expenses and income for the Property shall be prorated as of 12:01 a.m., Central time on the Closing Date. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations shall be adjusted in cash at Closing; provided that such prorations are subject to further adjustment after Closing, as and when complete and accurate information becomes available in accordance with Section 7.2(b). Items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser.

(a) Taxes and Assessments. Real estate taxes and assessments imposed by governmental authority that are not yet due and payable shall be prorated as of the Closing Date based upon the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing. In the event taxes and assessments for the year of Closing have not been paid before Closing, Purchaser shall receive a credit for a pro rata portion of such unpaid taxes or assessments for Seller’s period of ownership during such year, and within thirty (30) days after the actual amount of such taxes and assessments are available, Seller and Purchaser shall adjust the proration of such taxes and assessments, with Seller or Purchaser, as the case may be, paying the other any amount required as a result of such adjustment. Seller shall be responsible for, and pay at Closing, any “roll-back” or “catch up” taxes, if any, resulting from a sale of or change of use of the Property. Notwithstanding anything contained herein, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and if Closing extends beyond April 17, 2026, Seller shall have the right to file after Closing any appeals attributable to Seller’s period of ownership of the Property (including any appeal of taxes for the year in which Closing occurs) with respect to tax assessments for the Property. Purchaser shall cooperate with Seller in connection with any such appeal; however, Seller shall not settle for a taxable value for the Property in excess of the Purchase Price without Purchaser’s consent, which consent shall not be unreasonably withheld. If Seller is successful in any such tax appeal related to the calendar year in which Closing occurs, Purchaser and Seller shall share in the cost of such appeal and rebates or refunds in the same proportion as the proration of real estate taxes set forth herein.

(b) Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Section 7.1 , then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliations with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than one hundred thirty (30) days after the final tax bills are available, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within ten (10) days of written notice.

7.2 Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies.

7.3 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any purported or actual statement, representation or agreement of such party, except Seller shall be solely responsible for any commission due to Broker under Seller’s separate agreement with Broker. The foregoing indemnity shall survive the Closing or any earlier termination of this Agreement.

7.4 Costs Under Conditional Access Easement and Maintenance Agreement. To the extent that there are any outstanding and unpaid construction or maintenance costs attributable to the period of Seller’s ownership of the Property prior to Closing under that certain Conditional Access Easement and Maintenance Agreement dated October 5, 2018 (the “Access Easement”) between Endress+Hasuer, Inc., an Indiana corporation and Gold Knight Holdings, L.P., a Texas limited partnership, recorded on October 9, 2018 as Harris County, Texas Clerk’s No. RP-2018-462891 and Purchaser provides an invoice with respect to such costs from the non-Purchaser party to the Access Agreement prior to the Limitation Period (hereinafter defined), Seller agrees to reimburse Purchaser for such costs within ten (10) business days after receipt of a copy of the invoice supporting such costs.

7.5 Survival. The provisions of this Article 7 shall survive the Closing.

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ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser, as of the Date of this Agreement and on the Closing Date, that:

(a) Organization and Authority. Seller is validly existing as a limited partnership in the State of Delaware and is qualified to do business in the state in which the Property is located. Seller has the full right and authority to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Seller is a party or, to Seller’s knowledge binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened in writing against Seller or the Property, including condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement or relate to the Property.

(c) OFAC Compliance. Seller (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto

(d) ERISA. Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and Seller does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).

(e) Leases. There are no leases to which Seller is a party affecting the Property.

(f) No Violation of Zoning and Other Laws. Seller has not received any written notice from a governmental authority alleging violations of any statutes, codes, ordinances, rules or regulations, including, but not limited to, building codes, building, use restrictions and zoning ordinances, or environmental law, which have not been cured.

(g) CCRs. Seller has received no written notice of any material violation or alleged material violation of any restrictive covenants or easement agreements affecting the Property, including any covenants, conditions and restrictions affecting the Property, in each case that has not been corrected.

(h) Tax Appeals. There are no pending tax appeals for the Property (except as may be provided in Section 7.1(a)).

“Seller’s knowledge” as used in this Agreement means the current actual knowledge of Adam Jackson, who is responsible for overseeing the management and operation of the Property, without any duty of inquiry or investigation, which person shall have no personal liability under this Agreement.

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8.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Organization and Authority. Purchaser is validly existing as a corporation in the State of Delaware and is qualified to do business in the state in which the Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c) OFAC Compliance. Purchaser (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(d) ERISA. Purchaser is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).

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ARTICLE 9: DEFAULT AND DAMAGES

9.1 Default by Purchaser. If Purchaser defaults under this Agreement, Purchaser agrees that Seller shall have the right to have the Title Company deliver the Deposit to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Deposit, together with the interest thereon, represents a reasonable estimate of Seller’s damages. Seller agrees to accept the Deposit as Seller’s sole and exclusive remedy if Purchaser defaults under this Agreement. If Purchaser does so default, this Agreement shall be terminated and Purchaser shall have no further right, title or interest in or to the Property. Nothing in this Section 9.1 shall affect any Purchaser indemnity or other obligation under this Agreement that expressly survives any termination of this Agreement.

9.2 Default by Seller. If Seller defaults under this Agreement, Purchaser’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Title Company to Purchaser of the Deposit and Seller shall reimburse Purchaser for Purchaser's actual, documented out-of-pocket costs and expenses incurred in connection with the negotiation of this Agreement and Purchaser's due diligence not to exceed $20,000 after Purchaser’s submission to Seller of invoices reasonably supporting such costs (the “Due Diligence Costs”), or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within thirty (30) days of Seller’s default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. Purchaser hereby waives any other rights or remedies, including, without limitation, the right to seek money damages, except as provided in Section 9.3(a) below. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event the remedy of specific performance is not available due to Seller’s wrongful conveyance of the Property to another party, then in that event Purchaser shall also have the right to seek and obtain damages against Seller in an amount equal to the positive difference between the sales price Seller actually receives from the third party in connection with said conveyance of the Property, less the Purchase Price under this Agreement allocated to such Property, plus the Due Diligence Costs, not to exceed Seller’s Maximum Liability (hereinafter defined).

9.3 Limitations.

(a) Limitation Period. The representations and warranties of Seller, and any covenants and indemnities of Seller which expressly survive the Closing, contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property for a period commencing on the Closing Date and expiring on the date nine (9) months after the Closing Date (the “Limitation Period”). Purchaser shall not be entitled to make a claim against Seller for a violation of any covenant, indemnity, representation or warranty with respect to the Property unless the amount of damages to Purchaser equals or exceeds Fifty Thousand Dollars ($50,000.00) in the aggregate of all such claims. Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed one and one-half percent (1.5%) of the Purchase Price, inclusive of attorneys’ fees (the “Seller’s Maximum Liability”). Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole and exclusive remedy shall be an action at law for actual damages (subject to the second and third sentences of this Section 9.3(a)) as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional thirty (30) from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver and release set forth in Section 2.5 shall apply fully to liabilities under such covenants, indemnitees, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Section 9.3(a) does not apply to Seller’s liability with respect to prorations and adjustments under Article 7 or Seller’s indemnity under Section 7.3. The provisions of this Section 9.3(a) shall survive the Closing.

(b) Disclosure. Notwithstanding any contrary provision of this Agreement, if during the pendency of this Agreement prior to Closing, Seller discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, such representations and warranties shall be deemed modified to reflect such matters and Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Purchaser shall have the right to elect in writing within five (5) days after becoming aware of any such matter, but in no event later than the Closing Date, (i) as to any matter disclosed following the expiration of the Due Diligence Period, to terminate this Agreement by written notice to Seller and receive a refund of the Deposit, or (ii) to waive such matter and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement (and any failure to give written notice under clause (i) shall be deemed to constitute such a waiver).

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ARTICLE 10: DEPOSIT PROVISIONS

10.1 Investment and Use of Funds. The Title Company shall invest the Deposit in government insured interest-bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Deposit with any funds of the Title Company or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Title Company shall apply the Deposit to the Purchase Price on the Closing Date.

10.2 Termination. Except as otherwise expressly provided herein, upon not less than five (5) business days’ prior written notice to the Title Company and the other party, Title Company shall deliver the Deposit to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Title Company a written notice that the other party disputes the claim to the Deposit, Title Company shall retain the Deposit until Title Company receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Deposit, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Deposit to a particular party, in which event the Deposit shall be delivered in accordance with such notice, instruction, order, decree or judgment.

10.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Deposit, unless mutual written instructions are received by the Title Company directing the Deposit’s disposition, the Title Company shall not take any action, but instead shall await the disposition of any proceeding relating to the Deposit or, at the Title Company’s option, the Title Company may interplead all parties and deposit the Deposit with a court of competent jurisdiction in which event the Title Company may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Company, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4 Liability of Title Company. The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for Title Company’s grossly negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Title Company’s mistake of law respecting the Title Company’s scope or nature of its duties.

ARTICLE 11: MISCELLANEOUS

11.1 Parties Bound. Except for an Exchange (hereinafter defined), Purchaser may not assign this Agreement without the prior written consent of Seller, and any such prohibited assignment shall be void; provided, however, that upon five (5) business days’ advance notice to Seller, Purchaser may assign this Agreement without Seller’s consent to an Affiliate, so long as such Affiliate assumes in writing all of Purchaser’s obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties. For the purposes of this Section 11.1, the term “Affiliate” means an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

11.2 Confidentiality; Press Release. Until the Closing, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements or enforcing its rights under this Agreement. Each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Section 11.2. The provisions of this Section 11.2 shall survive any termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, Seller acknowledges and agrees that Purchaser may file this Agreement with the U.S. Securities and Exchange Commission (SEC) as an exhibit to a Current Report on Form 8-K or other periodic report pursuant to the Securities Exchange Act of 1934, as amended. Such disclosure shall not constitute a breach of the confidentiality provisions herein.

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11.3 Headings. The article and section headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. If any limitation of time contained in this Agreement for the bringing of any action, the enforcement of any remedy, or the recovery of any claim is prohibited or invalid by or under applicable law, then and in that event no suit or action shall be commenced or maintainable in respect of such action, remedy or claim unless commenced within two years and one day after such cause of action, remedy or claim accrues. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

11.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.8 Time of the Essence. Time is of the essence in the performance of this Agreement.

11.9 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.10 Notices. All notices, consents, approvals, acceptances, demands, waivers and other communications (“Notices”) required or permitted hereunder must be in writing and must be sent by (i) electronic mail or (ii) next day delivery by nationally recognized overnight delivery service that provides evidence of the date of delivery, in any case with all charges prepaid, addressed to the appropriate party at its address listed in Section 1.1. All Notices given in accordance with this Section 11.10 will be deemed to have been received on the date delivered if by electronic mail or one (1) business day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery, or on the date delivery is refused, as indicated on the return receipt or the delivery records of the delivery service, as applicable. Notices given by counsel to a party in accordance with the above shall be deemed given by such party. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

11.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Central Time.

11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by e-mail as a portable document format or other electronic imaging, counterparts of the signature pages, which shall be deemed original signatures for all purposes.

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11.14 Section 1031 Exchange. Either party may consummate the purchase and sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party’s obligations under this Agreement; (ii) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the exchanging party shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had the exchanging party not consummated this transaction through the Exchange. The non-exchanging party shall not, by this Agreement or acquiescence to the Exchange, have its rights under this Agreement diminished in any manner or be responsible for compliance with or be deemed to have warranted that the Exchange in fact complies with §1031 of the Code.

11.15 Merger. Except as otherwise expressly provided in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive the Closing.

11.16 Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

11.17 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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SIGNATURE PAGE TO
PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

SRPF D/KIRBY INDUSTRIAL, L.P.,
a Delaware limited partnership

By:SRPF D/Kirby Industrial GP, L.L.C.,

a Delaware limited liability company,

its general partner

By: /s/ Justin Robinson

Name: Justin Robinson

Title: Vice President

Date: April 7, 2026

PURCHASER:

APPLIED OPTOELECTRONICS, INC.,
a Delaware corporation

By: Fred H.L Chang, Ph. D.

Name: Fred H.L Chang, Ph. D.
Title: SVP

Date: April 7, 2026

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JOINDER OF TITLE COMPANY

Title Company has executed this Agreement in order to confirm that Title Company shall hold the Deposit in escrow, and shall disburse the Deposit pursuant to the provisions of Article 10 hereof and shall serve as the “reporting person” pursuant the provisions of Section 11.16 hereof.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:___________________________

Name:_________________________
Title:__________________________

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EXHIBITS

A	–	Legal Description

B.	–	Property Information

C.	–	Special Warranty Deed

D.	–	Assignment and Bill of Sale

E.	–	FIRPTA Certificate

F.	–	Owner’s Affidavit

G.	–	Statutory Water Code Notice

H.	–	Assignment of Consent to Encroachment and License Agreement

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EXHIBIT A

LEGAL DESCRIPTION

Being Lot 1, Block 1, of Development Plat LOWER KIRBY LOGISTICS PARK, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Film Code No. 707241, of the Map Records of Harris County, Texas.

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EXHIBIT B

PROPERTY INFORMATION

1. Real estate tax bills for the current year

2. Copies of as-built plans and specifications for the Real Property to the extent in Seller’s possession

3. Copies of any environmental and engineering reports with respect to the Property in Seller’s possession

4. Copy of the Construction Contract – Redacted

5. Copy of the Architect Contract – Redacted

6. Copy of Certificate of Substantial Completion from the Architect

7. Final lien waiver from the Architect

8. Final lien waiver from the Contractor

9. Copy of recorded Affidavit of Completion of Contractor

10. Copy of “close-out” documents from Contractor

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EXHIBIT C

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT SRPF D/KIRBY INDUSTRIAL, L.P., a Delaware limited partnership (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars, and other good and valuable consideration to it in hand paid by APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Grantee”), whose mailing address is 13139 Jess Pirtle Boulevard, Sugar Land, Texas 77478, the receipt and sufficiency of which consideration are hereby acknowledged; has GRANTED, SOLD, and CONVEYED, and by these presents does hereby GRANT, SELL, and CONVEY, unto Grantee all that certain tract or parcel of land located in Harris County, Texas, described in Exhibit A hereto and incorporated herein, together with all improvements thereon (the “Real Property”), and without warranty (whether statutory, express, or implied), all rights, easements and appurtenances thereto.

The Real Property is conveyed to Grantee subject to all: (i) covenants, conditions, restrictions, and other matters of public record, (ii) applicable zoning and building ordinances and land use regulations, (iii) matters that would be disclosed by an accurate and current ALTA/NSPS survey or inspection of the Property, and (iv) all liens for taxes and assessments not yet due and payable (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Real Property, together with all and singular the rights and appurtenances thereto in any wise belonging unto Grantee, its successors and assigns, forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular, the Real Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through, or under Grantor, but not otherwise, subject to the Permitted Exceptions.

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed to be effective as of _______________, 2026.

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GRANTOR:

SRPF D/KIRBY INDUSTRIAL, L.P.,

a Delaware limited partnership

By:SRPF D/Kirby Industrial GP, L.L.C.,

a Delaware limited liability company,

its general partner

By:_________________________

Name: ______________________

Title: ________________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on this the _____ day of _________________, 2026, by _________________________, ___________ of SRPF D/Kirby Industrial GP, L.L.C., a Delaware limited liability company, general partner of SRPF D/Kirby Industrial, L.P., a Delaware limited partnership, on behalf of said company and partnership.

______________________________________
Notary Public in and for the State of Texas
Printed Name: __________________________
My Commission Expires: _________________

23

EXHIBIT A

PROPERTY DESCRIPTION

Being Lot 1, Block 1, of Development Plat LOWER KIRBY LOGISTICS PARK, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Film Code No. 707241, of the Map Records of Harris County, Texas.

24

EXHIBIT D

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment and Bill of Sale”) is executed and delivered as of the ____ day of _________, 2026 by and between SRPF D/KIRBY INDUSTRIAL, L.P., a Delaware limited partnership (“Seller”), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Purchaser”), pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated ____________, 2026, covering the real property described in Exhibit A attached hereto (“Real Property”). Capitalized terms used but not defined in this Assignment and Bill of Sale shall have the meanings ascribed to such terms in the Agreement.

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

(a) Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property owned by Seller and located in or on the Real Property except: (i) if the Personal Property includes computer hardware, any software installed therein; and

(b) Intangible Personalty. All of Seller’s right, title and interest, in and to any and all of the following items, to the extent assignable and without warranty: (i) licenses, and permits relating to the operation of the Property, and (ii) if still in effect, guaranties and warranties received by Assignor from any non-Assignor affiliated contractor, manufacturer or other person in connection with the construction or operation of the Property.

2. Assignment of Construction Contract and Architect Agreement. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following: all of Seller’s right, title and interest, in and to the following, including, but not limited to, all rights to bring causes of action related to the following, to the extent assignable and without warranty: (i) Standard Form of Agreement between Owner and Contractor where the basis of payment is a stipulated sum, AIA Document A101-2017 dated April 28, 2025 (the “Construction Contract”), between Seller and EE Reed Construction, L.P., and (ii) Standard Form of Agreement between Owner and Architect, AIA Document B101-2017 dated January 8, 2024 (the “Architect Agreement”). Purchaser hereby accepts and assumes the obligations of Seller under the Construction Contract and Architect Agreement from and after the date hereof.

3. Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

4. Execution in Counterparts. This Assignment and Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment and Bill of Sale. To facilitate execution of this Assignment and Bill of Sale, the parties may execute and exchange by e-mail as a portable document format or other electronic imaging, counterparts of the signature pages, which shall be deemed original signatures for all purposes.

25

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

SRPF D/KIRBY INDUSTRIAL, L.P.,

a Delaware limited partnership

By:	SRPF D/Kirby Industrial GP, L.L.C.,
a Delaware limited liability company,
its general partner

By:_________________________

Name: ______________________

Title: _______________________

PURCHASER:

__________________________________________,
a_________________________________________

By:_____________________________________________

Name:__________________________________________

Title:___________________________________________

26

EXHIBIT A

PROPERTY DESCRIPTION

Being Lot 1, Block 1, of Development Plat LOWER KIRBY LOGISTICS PARK, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Film Code No. 707241, of the Map Records of Harris County, Texas.

27

EXHIBIT E

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by SRPF D/KIRBY INDUSTRIAL, L.P., a Delaware limited partnership (“Transferor”), the undersigned hereby certifies, in the capacity stated below, but not in his individual capacity, the following on behalf of Transferor:

1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code;

3.Transferor’s Federal Employer Identification Number is 93-4479321.

4.Transferor’s office address is:

2001 Ross Avenue, Suite 400
Dallas, Texas 75201

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so. This certification may be executed by electronic imaging, which shall be deemed an original for all purposes.

DATED: _____________, 2026

SRPF D/KIRBY INDUSTRIAL, L.P.,
a Delaware limited partnership

By: SRPF D/Kirby Industrial GP, L.L.C.,
a Delaware limited liability company,
its general partner

By:____________________________
Name__________________________
Title:___________________________

28

EXHIBIT F

OWNER’S AFFIDAVIT

Commitment No. FAH26002652, issued by Fidelity National Title Insurance Company, relating to the real property described therein (the “Property”).

BEFORE ME, the undersigned, personally appeared _______________ (“Affiant”), in the capacity stated below, but not in his individual capacity, on behalf of SRPF D/KIRBY INDUSTRIAL, L.P., a Texas limited partnership (“Seller”), who first being duly sworn, deposes and says, to the best of Affiant’s knowledge:

1.There has been no work, services or labor performed or material furnished to or on behalf of Seller in connection with repairs or improvements on the Property which remain unpaid, or in the event work has been performed, services or labor performed, or materials furnished to or on behalf of Seller in connection with construction, repair, or improvement on the Property, that all such work performed, services or labor performed, or materials furnished will be paid in the ordinary course of business.

2.There are no parties in possession of the Property other than the undersigned.

Executed effective as of the _____ day of __________________, 2026.

SELLER:

SRPF D/KIRBY INDUSTRIAL, L.P.,

a Delaware limited partnership

By: SRPF D/Kirby Industrial GP, L.L.C.,

a Delaware limited liability company,

its general partner

By:_________________________

Name: ______________________

Title: _______________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

Subscribed and sworn to before me on this the _____ day of ___________, 2026, by _____________, _______________ of SRPF D/Kirby Industrial GP, L.L.C., general partner of SRPF D/Kirby Industrial, L.P., a Delaware limited partnership, on behalf of said company and partnership.

.

______________________________________
Notary Public in and for the State of Texas
Printed Name:______________________________
My Commission Expires: ____________________

29

EXHIBIT G

NOTICE TO PURCHASER OF SPECIAL TAXING OR ASSESSMENT DISTRICT

The real property described below that you are about to purchase is located in the Lower Kirby Pearland Management District (the “District”) and may be subject to District taxes or assessments. The District may, subject to voter approval, impose taxes and issue bonds. The District may impose an unlimited rate of tax in payment of such bonds. The current rate of the District property tax is $0.70 on each $100 of assessed valuation.

The total amounts of bonds payable wholly or partly from property taxes, excluding any portions of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by the voters are:

$181,000,000 for water, sewer, and drainage facilities;

$84,090,000 for road facilities;

$29,120,000 for parks and recreational facilities; and

$26,395,000 for economic development programs.

The aggregate initial principal amounts of all such bonds issued are:

$25,070,000 for water, sewer, and drainage facilities;

$18,715,000 for road facilities;

$5,210,000 for parks and recreational facilities; and

$0 for economic development programs.

The District is wholly or partly located within the corporate boundaries of the City of Pearland. The municipality and the District overlap, but may not provide duplicate services or improvements. Property located in the municipality and the District is subject to taxation by the municipality and the District.

The purpose of the District is to promote, develop, encourage and maintain employment, commerce, transportation, housing, tourism, recreation, the arts, entertainment, economic development, safety, and the public welfare and to provide water, sewer, drainage, road, park and recreational facilities and services benefitting the District. The cost of District facilities is not included in the purchase price of your property.

The legal description of the property which you are acquiring is as follows:

See Exhibit “A” attached hereto and made a part hereof.

Dated: ________________, 2026

30

Seller Signature Page to Notice to Purchaser of Special Taxing or Assessment District

SELLER:

SRPF D/KIRBY INDUSTRIAL, L.P.,

a Delaware limited partnership

By:SRPF D/Kirby Industrial GP, L.L.C.,

a Delaware limited liability company,

its general partner

By:_________________________

Name: ______________________

Title: ________________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on this the _____ day of _________________, 2026, by _________________________, ___________ of SRPF D/Kirby Industrial GP, L.L.C., a Delaware limited liability company, general partner of SRPF D/Kirby Industrial, L.P., a Delaware limited partnership, on behalf of said company and partnership.

______________________________________
Notary Public in and for the State of Texas
Printed Name: __________________________
My Commission Expires: _________________

31

Purchaser Signature Page to Notice to Purchaser of Special Taxing or Assessment District

PURCHASER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ANNUALLY ESTABLISHES TAX RATES. PURCHASER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property or at closing of purchase of the real property.

PURCHASER:

APPLIED OPTOELECTRONICS, INC.,

a Delaware corporation

By:_________________________

Name: ______________________

Title: ________________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on this the _____ day of _________________, 2026, by _________________________, ___________ of APPLIED OPTOELECTRONICS, INC., a Delaware corporation, on behalf of said corporation.

______________________________________
Notary Public in and for the State of Texas
Printed Name: __________________________
My Commission Expires: _________________

32

EXHIBIT “A”

PROPERTY DESCRIPTION

Being Lot 1, Block 1, of Development Plat LOWER KIRBY LOGISTICS PARK, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Film Code No. 707241, of the Map Records of Harris County, Texas.

33

EXHIBIT H

ASSIGNMENT OF CONSENT TO ENCROACHMENT AND LICENSE AGREEMENT

This Assignment of Consent to Encroachment and License Agreement (this “Assignment”) is executed and delivered as of the ____ day of _________, 2026, by and between SRPF D/Kirby Industrial, L.P., a Delaware limited partnership (“Assignor”), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Assignee”).

RECITALS:

A.Assignor and Lower Kirby Pearland Management District, a political subdivision of the State of Texas, heretofore entered into that certain Consent to Encroachment and License Agreement dated as of December 18, 2024 and recorded on February 19, 2025, under Harris County, Texas Clerk’s File No. RP-2025-58986 (the “Consent to Encroachment and License Agreement”).

B.Assignor desires to assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Consent to Encroachment and License Agreement, and Assignee desires to accept such assignment and assume the rights and obligations of Assignor under the Consent to Encroachment and License Agreement.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety.

2. Assignment and Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Consent to Encroachment and License Agreement, and Assignee hereby accepts the assignment and assumes the rights and obligations of Assignor under the Consent to Encroachment and License Agreement from and after the date hereof.

3. Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be considered an original, and all of such counterparts shall constitute one Assignment.

[Signature Pages Follow]

34

Assignor Signature Page to Assignment of Consent to Encroachment and License Agreement

ASSIGNOR:

SRPF D/KIRBY INDUSTRIAL, L.P.,

a Delaware limited partnership

By:SRPF D/Kirby Industrial GP, L.L.C.,

a Delaware limited liability company,

its general partner

By:_________________________

Name: ______________________

Title: ________________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on this the _____ day of _________________, 2026, by _________________________, ___________ of SRPF D/Kirby Industrial GP, L.L.C., a Delaware limited liability company, general partner of SRPF D/Kirby Industrial, L.P., a Delaware limited partnership, on behalf of said company and partnership.

______________________________________
Notary Public in and for the State of Texas
Printed Name: __________________________
My Commission Expires: _________________

35

Assignee Signature Page to Assignment of Consent to Encroachment and License Agreement

ASSIGNEE:

APPLIED OPTOELECTRONICS, INC.,

a Delaware corporation

By:_________________________

Name: ______________________

Title: ________________________

STATE OF TEXAS	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on this the _____ day of _________________, 2026, by _________________________, ___________ of APPLIED OPTOELECTRONICS, INC., a Delaware corporation, on behalf of said corporation.

______________________________________
Notary Public in and for the State of Texas
Printed Name: __________________________
My Commission Expires: _________________

36